Exhibit 10.26

                       American Home Products Corporation

                            MANAGEMENT INCENTIVE PLAN


      (Approved by stockholders on April 28, 1997, as amended pursuant to Board of Directors authorization on March 5, 1998 and adoption by the Compensation and Benefits Committee on April 23, 1998)

                                   I. Purpose

         The Management Incentive Plan (the "Plan") is maintained by the Corporation primarily for the purpose of providing immediate and deferred incentive compensation for a select group of management and highly compensated employees and is designed to provide for awards to selected key salaried employees in executive, administrative, technical, professional or other important capacities, who individually, or as members of a group, contribute in a substantial degree to the success of the Company, thus affording to them a means of participating in that success and an incentive to contribute further to that success.

                                 II. Definitions

         The following words and phrases as used herein shall have the meanings set forth below:

         (1) "Company" shall mean American Home Products Corporation (the Corporation), and any corporation, domestic or foreign, 50% or more of whose share voting power is held, directly or indirectly, by the Company.

         (2) "Employee" shall mean any key salaried employee of the Company whether or not an Officer or Director, including individuals whose employment has terminated during the applicable year by reason of death or retirement.

         (3) "Committee" shall mean the Compensation and Benefits Committee consisting of three or more Corporation Directors who are not Employees.

         (4) "Average Net Capital" shall mean the average of the beginning and ending balances, shown in the Corporation's Consolidated Balance Sheet, of the Stockholders' Equity and funded debt.

         (5) "Net Income" shall mean the "net income for year," after taxes, shown in the Corporation's Consolidated Statement of Income, adjusted, however, by adding any amount by which such net income after taxes has been reduced by provision for awards under the Plan.

         (6) "Incentive Earnings" shall mean the excess of Net Income for any year over the greater of (a) an amount equal to 12% of Average Net Capital or b) an amount equal to $.1875 multiplied by the average number of shares of the Corporation's Common Stock outstanding at the close of business on each day of the year assuming full conversion of the Corporation's Preferred Stock. The amount of Incentive Earnings shall be reported to the Committee by the Corporation's Treasurer as promptly after the close of the year as is practical; provided, however, that such Incentive Earning's and awards based thereon shall be adjusted downward, if necessary, to reflect the net income for the year certified by the Corporation's independent public accountants as adjusted as provided in II (5) above. In the event of stock split, stock dividend or other relevant change in the Corporation's capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust such $.1875 per share of the Corporation's Common Stock.

         (7) "Award Fund" shall mean the amount, not in excess of 12% of Incentive Earnings, which is recommended by the Committee and approved by the Board of Directors as the maximum amount to be used for awards under the Plan for the applicable year. Any unawarded portion of the Award Fund shall not be available for awards for subsequent years.

                               III. Administration

         The Plan shall be administered by the Committee which may make such determinations, make such awards and take such other action in connection with the Plan as it deems necessary, taking into consideration the recommendations of management. Such determinations, awards and action shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board of Directors of the Company shall have previously directed that all or specified types of action by the Committee shall be subject to approval by the Board of Directors.

                                 IV. Eligibility

         The individuals eligible to receive awards under the Plan shall be such Employees as the Committee shall determine each year.

                                    V. Awards

         The Committee shall determine the awards to be made for any year subject to the following: (1) the award amounts payable with respect to any year to an Employee who for such year is the Chief Executive Officer of the Corporation or one of the Corporation's four other highest compensated officers (as determined in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended) shall not exceed 3% of the Award Fund, and, (2) the portion of the Award Fund remaining after the awards to the Employees in (1) above shall be available for awards to other Employees in such amounts as the Committee determines. In no event, however, shall the amount of an award payable to any Employee exceed the Employee's total compensation for the year, excluding only any award under the Plan. Awards may be in whole or in part (a) current and payable in cash ("Cash Award"), or (b) deferred and conditional and payable (i) in cash ("Contingent Cash Award") or (ii) in shares of the Corporation's Common Stock ("Contingent Stock Award"). The aggregate number of shares of the Corporation's Common Stock which may be issued under the Plan shall be 48,000,000 (plus the number of shares credited in respect of dividends as hereinafter provided) and all such shares shall be from Treasury Stock or from authorized and unissued shares as the Board of Directors shall from time to time determine. In the event of stock split, stock dividend or other relevant change in the Corporation's capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust such maximum number of shares.

         Insofar as the Committee has not predetermined the manner of payment of awards, whether in terms of individuals or classifications on the basis of age, salary, amount of award or other criteria, the Committee may permit eligible Employees to indicate a preference, which shall not be binding on the Committee, within limits established by the Committee, that all or any portion of an award be a Cash Award, a Contingent Cash Award or a Contingent Stock Award.

                              VI. Payment of Awards

(1) Cash Awards

         The amount of each Cash Award shall be paid in cash as soon as practicable after the close of the calendar year for which the award is made.

(2) Contingent Cash Awards

         The Company shall credit the amount of each Contingent Cash Award to the Employee's Contingent Award Account and shall, subject to the conditions of paragraph VI(4), pay the same out in equal installments on the five succeeding anniversaries of the date of the award.

(3) Contingent Stock Awards

         (a) The amount of each Contingent Stock Award shall be used to determine the largest full number of shares of the Corporation's Common Stock which such amount would purchase at the average closing market price of such Common Stock on the Consolidated Transaction Reporting System for the last five business days, on which at least one sale of such Common Stock took place on such System, of the calendar year for which the award is made. The Company shall credit the Employee's Contingent Award Account as of the date of the award with the number of shares so determined. At no time after such credit and prior to the delivery of the shares so credited shall any of such shares be earmarked for his or her account, nor shall he or she have any of the rights of a stockholder with respect to such shares. Any excess of the Contingent Stock Award remaining after such computation of shares of stock shall be carried forward and treated as an addition to any future award to the Employee; provided, however, that any such excess remaining after termination of the Employee's employment shall be paid to him or her in cash at the time of the first delivery from his or her Contingent Award Account.

         As of December 31 of each year, the Corporation shall determine the amount of the dividends which would have been paid during such calendar year with respect to the number of shares credited in each Contingent Award Account at the record date for each such dividend payment had the shares so credited then been issued and outstanding. The Employee's Contingent Award Account shall be credited with the largest full number of shares of the Corporation's Common Stock purchasable with the above determined amount at the average closing market price of such Common Stock on the Consolidated Transaction Reporting System, for the last five business days, on which at least one sale of such Common Stock took place on such System, of the calendar year (such share credits in respect of dividends shall not be deemed awards under the Plan). The cash equivalent of any excess thereafter remaining shall be carried forward and treated as an addition to the next succeeding year's dividends on the shares credited to the Employee's Contingent Award Account; provided, however, that the cash equivalent of any such excess remaining after final delivery from the Employee's Contingent Award Account shall be paid to him or her in cash.

         In the event of stock split, stock dividend or other relevant change in the Corporation's capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the shares of stock theretofore credited to the Contingent Award Accounts.

         (b) The Company shall, subject to the conditions of paragraph VI(4), deliver to the Employee the shares of stock credited to his or her Contingent Award Account in approximately equal installments as soon as practicable after the first day of January of each of the five years following any termination of his or her employment, unless the Committee shall otherwise determine.

         (c) Notwithstanding any other provisions hereof, the Committee may in its absolute discretion provide, with respect to any Contingent Stock Award made to any participant or participants under the Plan, that in the event of any delivery of shares of Common Stock by the Company pursuant to such Contingent Stock Award, the number of such shares which the recipient thereof shall be entitled to receive and which shall be delivered by the Company shall be (i) the number of such shares which would have been delivered in the absence of this paragraph VI(3)(c), minus (ii) the number of whole shares of Common Stock necessary to satisfy the minimum federal, state and/or local income tax withholding obligations which are imposed on the Company by applicable law in respect of the delivery of such award (and which may be satisfied by the reduction effected hereby in the number of deliverable shares), it being understood that the value of the shares referred to in clause (ii) above shall be determined, for the purposes of satisfying such withholding obligations, on the basis of the average of the high and low per share prices for the Common Stock as reported on the Consolidated Transaction Reporting System on the date of authorization of delivery by the Committee, or on such other reasonable basis for determining fair market value as the Committee may from time to time adopt. Notwithstanding any term or provision of this paragraph VI(3)(c), in determining the total number of shares authorized for issuance under the Plan pursuant to paragraph V hereof and in calculating the limit set forth in paragraph V hereof on the number of shares which may be awarded to any individual Employee under the Plan, the reduction in the number of shares effected by this paragraph VI(3)(c) shall not be taken into account.

(4) Conditions of Payment of Contingent Awards

         (a) In the event that the Employee is discharged for, or after any other termination of employment is found while employed by the Company to have engaged in, deliberate gross misconduct, as determined by the Company, no further payment or delivery shall thereafter be made in respect of his or her Contingent Cash or Stock Awards and all his or her rights with respect to his or her Contingent Cash or Stock Awards and all his or her rights with respect to his or her Contingent Award Account shall thereupon be forfeited.

         (b) In the event of termination of the Employee's employment prior to his or her retirement for reasons other than death or discharge for deliberate gross misconduct, as determined by the Company, any unpaid installments of his or her Contingent Cash Awards and any undelivered shares of stock from his or her Contingent Award Account shall, subject to the conditions set forth in paragraph (d) below, be paid or delivered to him or her at the dates and in the installments originally determined.

         (c) In the event of the Employee's death, any unpaid installments of his or her Contingent Cash Awards shall be paid and any undelivered shares of stock from his or her Contingent Award Account shall be paid or delivered at the dates and in the installments originally determined, unless the Committee shall otherwise determine, to or as directed by his or her legal representative, or legatee or such other person designated by an appropriate court as the person entitled to receive the same, provided that the Employee was employed by the Company at the time of his or her death or up to the date of his or her death had complied with the conditions set forth in paragraph (d) below.

         (d) No payment of a Contingent Cash Award or delivery from a Contingent Award Account shall be made to any Employee after termination of employment unless he or she shall have to the date fixed for such payment or delivery (i) refrained from becoming or serving as an officer, director or employee of any individual, partnership or corporation, or the owner of a business, or a member of a partnership which conducts a business in competition with the Company or renders a service (including, without limitations, advertising agencies and business consultants) to competitors with any portion of the business of the Company, (ii) made himself or herself available, if so requested by the Company, at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with, the Company and (iii) refrained from engaging in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company. If these conditions are not fulfilled, no further payment or delivery shall thereafter be made with respect to the Employee's Contingent Cash or Stock Awards and all his or her rights with respect to his or her Contingent Award Account shall thereupon be forfeited.

                                VII. Limitations

         No Employee, whether or not deemed eligible or offered an opportunity to indicate a preference under the Plan, or other person shall have any claim or right (legal, equitable or other) to be granted an award under the Plan, and no Director, Officer, Employee of the Company or any other person shall have the authority to enter into any agreement with any person for the making or payment of an award or to make any representation or warranty with respect thereto.

         No Employee to whom a Contingent Award has been made shall have any rights to his or her Contingent Award Account other than to receive the Contingent Award at the time and in the form determined by the Committee, subject to the fulfillment of the conditions prescribed herein, which right may not be assigned, transferred or pledged during his or her lifetime.

         Neither the action of the Corporation in establishing the Plan nor any action taken by it or by the Committee under the provisions hereof, nor any provision of the Plan, shall be construed as giving to any Employee the right to be retained in the employ of the Company.

     VIII. Amendment, Suspension or Termination of the Plan in Whole or in Part

         The Board of Directors may discontinue the Plan at any time and may from time to time amend the terms of the Plan; provided, however, that no such discontinuance or amendment shall adversely affect any right or obligation with respect to any award theretofore made, and no such amendment shall, without the approval of stockholders, operate so as to increase the annual amount of the Award Fund or increase the aggregate number of shares of the Corporation's Common Stock that may be issued under the Plan.

                                IX. Construction

         The Plan shall be governed by and construed in accordance with the laws of the State of New York.